Exhibit (j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Financial Highlights" for Scudder-Dreman Financial Services Fund, a series of Scudder Equity Trust, in the Sector Funds - Advisor Classes A, B and C Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information for Scudder Equity Trust included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A, No. 333-43815). We also consent to the incorporation by reference into the Statement of Additional Information for Scudder Equity Trust of our report dated January 3, 2002 with respect to the financial statements and financial highlights of Scudder-Dreman Financial Services Fund, included in the November 30, 2001 annual report.


                                                /s/ Ernst & Young LLP
                                                --------------------------
                                                Ernst & Young LLP


Boston, Massachusetts
February 26, 2002